Exhibit 10.18

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 17, 2019 is entered into by and among BRIDGEBIO PHARMA LLC, a Delaware limited liability company (“Parent”), BRIDGEBIO SERVICES INC., a Delaware corporation (“Services Company”), SUB20, INC., a Delaware corporation (“Sub20”, and together with Parent, Services Company and each other Person party thereto from time to time as borrower, from time to time, collectively, “Borrowers”, and each, a “Borrower”), and the several banks and other financial institutions or entities party thereto as Lender, constituting the Required Lenders and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”).

A.    Parent, Services Company, Lender and Agent are parties to a Loan and Security Agreement, dated as of June 19, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 28, 2018 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.    Sub20 entered into a Joinder Agreement, dated as of July 27, 2018, to become a Borrower pursuant to the Loan Agreement.

C.    Borrowers, Lender and Agent desire to modify the terms of the Loan Agreement as set forth in this Amendment.

SECTION 1    Definitions; Interpretation.

(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)    Rules of Construction. The rules of construction that appear in the last paragraph of Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2    Amendments to the Loan Agreement.

(a)    The Loan Agreement shall be amended as follows effective as of the Second Amendment Effective Date:

(i)    The following defined terms are either added in appropriate alphabetical order to, or amended and restated in, Section 1.1 of the Loan Agreement, to read as follows:

“Achievement Milestone” means Borrowers shall have provided evidence satisfactory to Agent of (i) positive clinical data from the Part A read-out of the ATTRibute-CM Phase 3 trial, such that the data is sufficient to support a New Drug Application, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent), or (ii) the acceptance of a New Drug Application submitted by any other Platform Company.

“Change in Control” means a transaction or series of related transactions (i) pursuant to which, or as a result of which, a single Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (in each case other than any CoC Entity) acquires or holds equity interests of Parent representing (A) a majority of the outstanding voting securities (in each case excluding any unvested voting securities that would not become vested voting securities as a result of such transaction, whether pursuant to the terms of such unvested voting securities, by Board action or otherwise), or (B) the right to receive a majority of the proceeds in a final liquidation, dissolution or termination, voluntary or involuntary, of Parent, or (ii) resulting in Services Company or any other Subsidiary that is a Borrower ceasing to be a wholly-owned

Subsidiary of a Borrower. Notwithstanding the foregoing, a “Change in Control” shall not include (a) an initial public offering of Parent’s Equity Interests, provided that following such offering, such Equity Interests shall be listed on an established national or international exchange, (b) a SPAC Transaction, (c) any Permitted Transfer, (d) a bona fide private equity or venture capital round of financing in the ordinary course of business, or (e) a Permitted Reorganization.

“Facility Charge” means, collectively, (i) $350,000, due on the Closing Date (which has been paid prior to the First Amendment Effective Date), (ii) $100,000, due on the First Amendment Effective Date (which has been paid prior to the Second Amendment Effective Date), and (iii) $200,000, due on the Second Amendment Effective Date.

“FDA” means the United States Food and Drug Administration.

“Market Capitalization” means, as of any date of determination, the product of (a) the number of shares of Parent’s or New Parent’s common stock publicly disclosed in the most recent filing of Parent or New Parent with the United States Securities Exchange Commission as outstanding as of such date of determination and (b) the closing price of Parent’s or New Parent’s common stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source providing quotations of such closing price as designated by Agent from time to time) on such date of determination.

“Net Cash Proceeds” means the amount of all Cash proceeds (including deferred compensation) received (directly or indirectly) by or on behalf of a Borrower (if on behalf, then for the account of such Borrower), or distributable to a Borrower (to the extent such proceeds which are distributable are not distributed at the direction of such Borrower or as a result of such Borrower voting Equity Interests owned in favor of any corporate action that would result in such proceeds not being actually distributed), from time to time, as a result of a Prepayment Event, after deducting therefrom, without duplication, (x) reasonable fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by such Borrower (or the applicable Portfolio Company or its applicable Subsidiary) in connection with such Prepayment Event, and (y) Taxes paid, payable, or determined by such Borrower to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Borrower (or the applicable Portfolio Company or its applicable Subsidiary), to the extent then paid or payable and reasonably attributable to such transaction, and (z) any cash reserves required to be maintained by such Borrower (or the applicable Portfolio Company or its applicable Subsidiary) in connection with such transaction in accordance with GAAP or applicable law, provided that when any reserve or any portion thereof is no longer required to be maintained such amount shall be considered Net Cash Proceeds then received, and provided further, that Borrowers shall, at Agent’s reasonable request, provide such calculations or evidence of costs deducted in arriving at Net Cash Proceeds as Agent may reasonably require to confirm the calculation of Net Cash Proceeds in accordance with the foregoing, it being understood and agreed that the following shall not be deemed “distributable” to a Borrower for purposes of the foregoing: (1) the amount of all Cash proceeds (including deferred compensation) which are required to prepay Indebtedness of the applicable Platform Company or its Subsidiary pursuant to the terms of such Indebtedness, (2) the amount of any Cash proceeds which are not permitted to be distributed pursuant to the terms of Indebtedness pursuant to a loan facility of the applicable Platform Company that exists on the date such Cash proceeds are received by such Platform Company and that was not entered into for the purpose of avoiding any obligation to make a prepayment of the Secured Obligations, and (3) the amount of all Cash proceeds (including deferred compensation) from a sale of a material part of the assets of a Platform Company or a Subsidiary thereof (other than a sale of all or substantially all such Platform Company’s assets, on a consolidated basis), or an exclusive License by a Platform Company or a Subsidiary thereof (other than the License of Intellectual Property that constitutes all or substantially all the assets of such Platform Company, on a consolidated basis), in each case, in the ordinary course of business of such Platform Company or Subsidiary, to the extent the board of directors or similar governing body of such Platform Company or Subsidiary has approved the reinvestment of such proceeds to purchase assets useful in the business of such Platform Company or Subsidiary, or pay other expenses, in each case, in the ordinary course of business.

“New Drug Application” means a new drug application filed with the FDA.

“Permitted Reorganization” means a transaction or series of transactions pursuant to which (i) a newly formed holding company, which shall be a Delaware corporation (“New Parent”), shall create a wholly-owned Subsidiary, which shall be a Delaware limited liability company (“Merger Sub”), and (ii) Merger Sub shall merge with and into Parent, with Parent being the surviving entity of such merger, provided that (x) Parent shall have notified Agent at least five (5) Business Days prior to the consummation of such merger, (y) Agent shall have received copies of the transaction documents pursuant to which the transactions will be effected, and (z) upon the completion of such transaction or series of transactions or promptly (but no later than ten (10) Business Days) thereafter, New Parent shall have entered into a Joinder Agreement and any other collateral security documents necessary to grant Agent a first priority perfected security interest in the Collateral, subject to Permitted Liens.

“Qualified IPO” means either (i) an initial public offering (and any follow-on offerings within six (6) months of such initial public offering) of Parent’s or New Parent’s common Equity Interests in an underwritten public offering that results in such common Equity Interests being listed on a United States national securities exchange, and as a result of which Parent receives not less than $225,000,000 in net cash proceeds, or (ii) an SPAC Transaction.

“Second Amendment Effective Date” means May 17, 2019.

“SPAC Transaction” means an acquisition, merger or other business combination between Parent and an SPAC, provided that (i) the surviving entity shall be Parent, (ii) the transaction shall result in Parent being listed on a United States national securities exchange, (iii) Parent shall receive not less than $225,000,000 in net cash proceeds as a result of the transaction, and (iv) Borrowers shall have provided ten (10) Business Days prior written notice of the transaction to Agent, and Agent shall have received copies of the material documents entered into to effect the SPAC Transaction, as Agent may reasonably request, together with any documents that Agent may reasonably request to maintain Agent’s security interest and other rights with respect to Borrowers and the Collateral pursuant to this Agreement.

“Term Loan Advance” means, individually or collectively, as the context may require, a Tranche I Advance, Tranche II Advance, Tranche III Advance or Discretionary Advance.

“Term Loan Cash Interest Rate” means, for any day a per annum rate of interest equal to (a), in case of the Tranche I Advance, the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 4.35%, and (ii) 9.35%, (b) in case of the Tranche II Advance, the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 3.35%, and (ii) 9.10%, and (c) in case of the Tranche III Advance, the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 3.10%, and (ii) 9.10%, provided that if Parent consummates a Qualified IPO, the Term Loan Cash Interest Rate applicable to the Tranche I Advance and Tranche II Advance shall be reduced to a per annum rate of interest equal to (a) in case of the Tranche I Advance, the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 3.85%, and (ii) 8.85%, (b) in case of the Tranche II Advance, the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 2.85%, and (ii) 8.60%, provided further that the interest rate applicable to the Discretionary Advance will be determined prior to the Advance Date thereof. If Parent consummates a Qualified IPO, Parent may elect, by prior written notice to Agent at least five (5) Business Days prior to the first Business Day of a month, to reduce the then effective per annum rates of interest applicable to the Tranche I Advance, Tranche II Advance, and Tranche III Advance, respectively, by up to 1.50% (the amount of such reduction, the “Cash Interest Reduction Amount”) for a period specified in such notice, provided that such period shall begin on the first Business Day of the next month and shall end on the last day of the third month or any subsequent month thereafter (the “PIK Deferral Period”), provided that after the expiration of the PIK Deferral Period, the reduction to the rates of interest applicable to the Tranche I Advance Tranche II Advance and Tranche III Advance shall cease to apply. If during a PIK Deferral Period, Parent desires to terminate the PIK Deferral Period prior to the previously requested end date of the PIK Deferral Period, Parent may by written notice to Agent at least five Business Days prior to the previously scheduled end date of the PIK Deferral Period, elect an earlier end date (which must be the last day of a month that is no earlier than the last day of the third month after the commencement of the PIK Deferral Period). If during a PIK Deferral Period, Parent desires to change the Cash Interest Reduction Amount, Parent may by written notice to Agent at least five Business Days prior to the first Business Day of the month when such change is to take effect, elect a different Cash Interest Reduction Amount, provided that the Cash Interest Reduction Amount shall not be changed more frequently than once during any consecutive three month period.

“Tranche III Advance” has the meaning set forth in Section 2.1(a)(iv).

“Tranche III Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrowers in a principal amount not to exceed the amount set forth under the heading “Tranche III Term Commitment” opposite such Lender’s name on Schedule 1.1.

(ii)    Section 2.1(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(iii)    Discretionary Advance. Subject to the terms and conditions of this Agreement and subject to Lender’s approval in its sole and absolute discretion, no later than June 15, 2021, Lender may make a Term Loan Advance in an aggregate principal amount up to $25,000,000 (the “Discretionary Advance”).

(iii)    A new subsection (iv) is hereby added to Section 2.1(a)(iii) of the Loan Agreement, to read as follows:

(iv)    Tranche III Term Loan Advance. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make a Term Loan Advance in a principal amount not to exceed its respective Tranche III Term Commitment, and Borrowers agree to draw, a Term Loan Advance of $20,000,000 on or about the Second Amendment Effective Date but no later than May 17, 2019 (the “Tranche III Advance”).

(iv)    Section 2.4(a) of the Loan Agreement is hereby amended by amending and restating the last sentence thereof to read as follows: “Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge, (x) if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advance prior to the Maturity Date, and (y) with respect to the Tranche III Advance only, if such Advance is repaid no later than the six month anniversary of the Advance Date of the Tranche III Advance.”

(v)    Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.5    End of Term Charge. On the earliest to occur of (i) the Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full or in part (in case of a prepayment pursuant to Section 2.4(a)), or (iii) the date that the Secured Obligations become due and payable in full pursuant to the terms of this Agreement, Borrowers shall pay Lender a charge equal to (A) in case of a partial prepayment pursuant to Section 2.4(a), (x) 6.35% of any principal prepayment in respect of the Tranche I Advance, (y) 5.75% of any principal prepayment in respect of Tranche II Advance, and (z) 5.75% of any principal prepayment in respect of the Tranche III Advance, and (B) in connection with the payment in full of the outstanding Secured Obligations a charge in an amount equal to the sum (x) of $2,222,500, in respect of the Tranche I Advance, (y) $1,150,000, in respect of the Tranche II Advance, and (z) $1,150,000, in respect of the Tranche III Advance, less any charges paid prior to such date pursuant to the foregoing clause (A) in connection with partial prepayments. Any similar charge applicable to payment of the Discretionary Advance will be determined prior to the Advance Date thereof. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(vi)    Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.9    Mergers or Acquisitions. No Borrower shall merge or consolidate with or into any other Person, except for the Permitted Reorganization.

(vii)    A new Section 7.21 is hereby added to the Loan Agreement, to read as follows:

7.21    Minimum Cash. If the Tranche III Advance is made, at all times after September 15, 2019 (or if earlier, the date a Qualified IPO is effective), Borrowers shall maintain unrestricted Cash in a Deposit Account subject to an Account Control Agreement in favor of Agent in an aggregate amount not less than $20,000,000, provided that if a Qualified IPO is effective on or prior to September 15, 2019, the foregoing covenant shall not apply during any period during which the Market Capitalization is at least $750,000,000, provided further that upon the achievement of the Achievement Milestone, this Section 7.21 shall cease to apply.

(viii)    Schedule 1.1 of the Loan Agreement is hereby amended and restated as set forth in Schedule 1.1 attached hereto.

(ix)    Exhibit F to the Loan Agreement is hereby amended and restated as set forth in Exhibit F hereto.

(b)    References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.

SECTION 3    Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met:

(a)    this Amendment, executed by Agent, Lender and Borrowers;

(b)    a duly executed certificate of an officer of each Borrower certifying and attaching copies of (A) the Charter, certified as of a recent date by the jurisdiction of organization of such Borrower and as in effect as of the Second Amendment Effective Date; (B) the bylaws, operating agreement or similar governing document of such Borrower, as in effect as of the Second Amendment Effective Date; (C) resolutions of such Borrower’s Board evidencing approval of this Amendment and the Advance to be made on the Second Amendment Effective Date, as such resolutions remain in full force and effect as of the Second Amendment Effective Date; (D) resolutions of the holders of such Borrower’s Equity Interests in connection with the execution and delivery of this Amendment and the Advance to be made on the Second Amendment Effective Date, as the same are in full force and effect as of the Second Amendment Effective Date, to the extent required by the applicable Organizational Documents; and (E) a schedule setting forth the name, title and specimen signature of officers or other authorized signers on behalf of each Borrower;

(c)    a certificate of good standing for each Borrower from its jurisdiction of organization; and

(d)    payment of the Facility Charge due on the Second Amendment Effective Date, and all of Agent’s costs and expenses incurred through the date hereof.

SECTION 4    Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and that any representations and warranties made as of a specific date are only true and correct in all material respects as of such date, and that no Event of Default has occurred and is continuing. As of the Second Amendment Effective Date, Schedule 5.15 attached hereto sets forth (i) a true and accurate schedule of all Pledged Collateral and all Instruments owned by Borrowers, and (ii) a complete and accurate list of all consent, waivers, amendments or modifications or other action to be taken in connection with the grant of the security interest pursuant to the terms of the Loan Agreement in the Pledged Collateral.

SECTION 5    Miscellaneous.

(a)    Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Each Borrower hereby reaffirms the security interest granted pursuant to the Loan Documents and hereby reaffirms that such grant of security in the Collateral as granted as of the Closing Date continues without novation and secures all Secured Obligations under the Loan Agreement and the other Loan Documents.

(b)    Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

(c)    Release. In consideration of the agreements of Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d)    No Reliance. Each Borrower hereby acknowledges and confirms to Agent and Lender that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)    Costs and Expenses. Each Borrower agrees to pay to Agent the date hereof the reasonable out-of-pocket costs and expenses of Agent and Lender party hereto, and the fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f)    Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)    Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)    Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)    Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

BRIDGEBIO PHARMA LLC

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	Chief Executive Officer

BRIDGEBIO SERVICES INC.

Signature:	/s/ Neil Kumar

Print Name:	Neil Kumar

Title:	Chief Executive Officer

SUB20, INC.

Signature:	/s/ Michael Pettigrew

Print Name:	Michael Pettigrew

Title:	President

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang

Print Name:	Zhuo Huang

Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang

Print Name:	Zhuo Huang

Title:	Associate General Counsel

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE I TERM COMMITMENT	TRANCHE II TERM COMMITMENT	TRANCHE III TERM COMMITMENT	DISCRETIONARY TERM COMMITMENT
Hercules Capital, Inc.	$35,000,000	$20,000,000	$20,000,000	$25,000,000
TOTAL COMMITMENTS	$35,000,000	$20,000,000	$20,000,000	$25,000,000

SCHEDULE 5.15

EQUITY INTERESTS; INSTRUMENTS

(i)	EQUITY INTERESTS

Issuer	Type and Class of Equity Interests	Number of Pledged Equity Interests	Certificate Number
Adrenas Therapeutics, Inc.	Preferred A	1,000,000	PA-0001
Adrenas Therapeutics, Inc.	Preferred A	3,000,000	PA-0002
Aspa Therapeutics, Inc.	Preferred A	2,000,000	PA-0001
Coa Therapeutics, Inc.	Common	900,000	CS-0002
Coa Therapeutics, Inc.	Preferred A	100,000	PA-0001
Coa Therapeutics, Inc.	Preferred A	514,958	PA-0002
Coa Therapeutics, Inc.	Preferred A	400,000	PA-0003
Coa Therapeutics, Inc.	Preferred A	500,000	PA-0004
Coa Therapeutics, Inc.	Preferred A	2,000,000	PA-0005
Calcilytix Therapeutics, Inc.	Preferred A	2,000,000	PA-0001
Dermecular Therapeutics, Inc.	Preferred A	4,500,000	PA-0001
Eidos Therapeutics, Inc.	Common	18,614,655	ET 00001
Ferro Therapeutics, Inc.	Preferred A	1,500,000	PA-0001
Fortify Therapeutics, Inc.	Preferred A	150,000	PA-0001
Molecular Skin Therapeutics, Inc.	Preferred A	1,500,000	PA-1
Navire Pharma, Inc. (fka PTP Pharmaceuticals, Inc.)	Preferred A	800,000	PA-0001
Navire Pharma, Inc. (fka PTP Pharmaceuticals, Inc.)	Preferred A	480,000	PA-0002
Navire Pharma, Inc. (fka PTP Pharmaceuticals, Inc.)	Preferred A	720,000	PA-0003
Orfan Biotech Inc.	Preferred A	1,500,000	PA-0001
Origin Biosciences, Inc. (fka Origin Therapeutics, Inc.)	Preferred A	3,000,000	PA-0001
Origin Biosciences, Inc. (fka Origin Therapeutics, Inc.)	Preferred A	2,000,000	PA-0002
PellePharm, Inc.	Common	1,000,000	CS-24
PellePharm, Inc.	Common	400,000	CS-25
PellePharm, Inc.	Preferred B	3,888,889	PB-2
PellePharm, Inc.	Preferred B-2	4,683,763	PB-2-35

Issuer	Type and Class of Equity Interests	Number of Pledged Equity Interests	Certificate Number
PellePharm, Inc.	Preferred B-2	2,096,992	PB-2-15
PellePharm, Inc.	Preferred B-2	3,464,705	PB-2-24
PellePharm, Inc.	Preferred B-2	2,350,427	PB-2-34
PellePharm, Inc.	Preferred B-2	3,594,842	PB-2-36
PellePharm, Inc.	Preferred C	629,946	PC-1
Phoenix Tissue Repair, Inc.	Preferred A	3,000,000	1
Phoenix Tissue Repair, Inc.	Preferred A	1,500,000	2
QED Therapeutics, Inc.	Preferred A	20,000,000	PA-0001
QED Therapeutics, Inc.	Preferred A	15,000,000	PA-0003
Quartz Therapeutics, Inc.	Preferred A	805,256	PA-01
Quartz Therapeutics, Inc.	Preferred A	826,700	PA-02
Quartz Therapeutics, Inc.	Preferred A	805,256	PA-03
Quartz Therapeutics, Inc.	Preferred A	2,415,770	PA-04
Quartz Therapeutics, Inc.	Preferred A	1,610,513	PA-05
Quartz Therapeutics, Inc.	Voting Common	100	VCS-01
Sub20, Inc.	Common	200,000	CS-0001
TheRas, Inc.	Common	1,000	C-1
TheRas, Inc.	Series Seed Preferred	8,998,965	PS-1
TheRas, Inc.	Preferred A	500,045	PA-1
TheRas, Inc.	Preferred A	500,045	PA-2
TheRas, Inc.	Preferred A	2,000,200	PA-3
TheRas, Inc.	Preferred A	2,000,200	PA-4
Venthera, Inc.	Preferred A	1,948,051	PA-0001

(ii)	REQUIRED NOTICES, CONSENTS OR WAIVERS

1.	Acknowledgment, Consent and Waiver, dated as of the Closing Date, among Adrenas Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

2.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Aspa Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

3.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Coa Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

4.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Dermecular Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

5.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Eidos Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

6.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Fortify Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

7.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Ferro Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

8.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Molecular Skin Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

9.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Navire Pharma, Inc. (Fka Ptp Pharmaceuticals, Inc.), Bridgebio Pharma LLC and Hercules Capital, Inc.

10.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Orfan Biotech Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

11.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Origin Biosciences, Inc. (Fka Origin Therapeutics, Inc.), Bridgebio Pharma LLC and Hercules Capital, Inc.

12.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Pellepharm, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

13.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Phoenix Tissue Repair, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

14.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Qed Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

15.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Quartz Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

16.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Theras, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

17.	Acknowledgment, Consent and Waiver, Dated as of the Closing Date, among Venthera, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

18.	Acknowledgment, Consent and Waiver, dated as of February 27, 2019, among Calcilytix Therapeutics, Inc., Bridgebio Pharma LLC and Hercules Capital, Inc.

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com; hbhalla@htgc.com; nshah@htgc.com

Attn: Legal Department; Himani Bhalla; Nimesh Shah

Reference is made to that certain Loan and Security Agreement dated as of June 19, 2018, by and among BRIDGEBIO PHARMA LLC, a Delaware limited liability company, BRIDGEBIO SERVICES INC., a Delaware corporation, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and administrative agent for Lender (in such capacity “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Borrower Representative, knowledgeable of all Borrowers’ financial matters, and is authorized to provide certification of information regarding Borrowers; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, each Borrower is in compliance for the period ending ___________ with all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects (except to the extent any representation or warranty is qualified by any applicable standard of materiality in the Loan Agreement) on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, and except that no representation and warranty related to the Platform Companies is deemed to be made except for the representations and warranties set forth in Section 5.15 with respect to the Pledged Collateral. Attached are the required documents supporting the above certification. The undersigned further certifies that all financial statements delivered herewith are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Monthly Financial Statements	Monthly, within 30 days	☐

Quarterly Financial Statements	Quarterly, within 45 days (if public)	☐

Updated Capitalization Tables of Platform Companies	Quarterly, within 45 days	☐

Audited Financial Statements (if required by Borrower’s board of directors)	Annually, within 180 days of fiscal year end	☐

Budget and Projections	Annually, within 90 days of fiscal year end, and promptly upon any Board approved material update	☐

FINANCIAL COVENANT	REQUIRED	COMPLIES

Minimum Cash	$20,000,000[1]	☐ Yes ☐ No

1 Applicable after 9/15/2019 or upon effectiveness of Qualified IPO, if earlier; waived after effectiveness of Qualified IPO as long as Market Capitalization exceeds $750,000,000; waived after Achievement Milestone is met.

The undersigned hereby also confirms as follows:

1. Does any Borrower or Qualified Subsidiary have any deposit account or investment account not set forth on Exhibit E to the Loan Agreement, as updated to date?	☐ Yes ☐ No (If yes, please attach updated Exhibit E.)

2. Has any new Qualified Subsidiary been formed that has not entered into a Joinder Agreement?	☐ Yes ☐ No

3. Has a Borrower acquired any Equity Interests or Instruments not set forth on Schedule 5.15 to the Loan Agreement, as updated to date?	☐ Yes ☐ No (If yes, please provide updated Schedule 5.15.)

4.  Have the Organizational Documents or financing documents or similar agreements or documents governing the Equity Interests of any Platform Company been materially amended, restated, supplemented or otherwise modified?

☐ Yes ☐ No (If yes, please provide copies.)

5. Has any Prepayment Event occurred of which Agent has not yet been notified?	☐ Yes ☐ No (If yes, please provide details and calculations of Net Cash Proceeds.)

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[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

Very Truly Yours,

BRIDGEBIO PHARMA LLC

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